Exhibit 99.1

EZTD Inc. Reports First Quarter 2016 Financial Results

Number of Active Customers Reaches 18,425 as Transaction Volume Doubles to a Record $52.8 Million in Q1 2016

TEL AVIV—(BUSINESS WIRE)—EZTD Inc. (OTCQX:EZTD), a worldwide leader of online binary options trading with a proprietary business-to-consumer platform, today reported its financial results for the first quarter ended March 31, 2016.

Financial Highlights Include:

●	Transaction volume for the quarter ended March 31, 2016 increased to $52.8 million compared with $24.3 million in the year-ago first quarter, an increase of 117%.

●	The number of transactions for the first quarter 2016 increased by 125% to 1.17 million transactions compared with 519 thousand transactions in the first quarter 2015.

●	The number of active customers in the first quarter 2016 was 18,425 compared with 17,475 active users at the end of March 2015, an increase of 8.6%, reflecting the company’s increased sales and marketing efforts.

●	At the end of the first quarter 2016, the company raised $6 million in a private placement transaction at a share price of $6.00 per share, compared with a trading price of $4.20 per share on that date.

●	Total revenues for the quarter ended March 31, 2016 were $7.0 million compared with $7.1 million for the quarter ended March 31, 2015. The slight decrease in total revenues is attributed to significant changes in operations this quarter, versus the year ago quarter, made to comply with new regulations imposed by the company’s Cypriot regulator. Sequentially, total revenues increased by 9.4% since the fourth quarter of 2015.

●	During the first quarter of 2016, the company invested in expanding its business and brand awareness, investing in better technology, precise sponsorship focusing, and strict regulatory discipline, which resulted in increased acquisition costs of $5.0 million, compared with $3.6 million in the quarter ended March 31, 2015.

Shimon Citron, CEO of EZTD Inc., said, “As we implement our strategy to increase the number of customers as well as the value per customer, we continue to make great strides in all of our markets. We recently finished making adjustments to our business in Japan to comply with regulator requests, and will start generating revenue from this subsidiary in the coming weeks as we prepare for what we believe will be a very successful market for our company. In addition, we are focusing on expanding into other Asian countries, the Gulf States and Australia, which are all markets we believe will contribute to our growth.”

“The company invested significant sums this quarter to accommodate regulator demands and improve regulatory compliance. We believe this work will place us as one of the leading companies in the industry as customers will look to better, highly regulated “by the book” companies as their Binary and Forex investment providers.”

He added, “To prepare for our anticipated growth and to attract new customers, we invested this quarter in sales and marketing to continue to build our brand equity and were successful in converting site visitors into customers. We are very excited about the launch of our new website, eztraderfc.com, as we target avid sports fans and work toward converting them into active customers.”

“We remain enthusiastic about new business opportunities as we continue to pursue potential partners in our targeted markets. We look forward to reporting on what we believe will be another year of growth and market expansion,” Mr. Citron concluded.

Additional highlights:

●	EZTD effected a 1-for-30 reverse split of its common stock in order to attempt to meet NASDAQ’s share price eligibility criteria, one of the several requirements necessary to list on that market.

●	Net loss for the quarter ended March 31, 2016 was $3.37 million, or $0.87 per share, compared with a net loss of $1.25 million, or $0.40 per share, for the quarter ended March 31, 2015. (Per share figures have been adjusted to reflect the company’s 1-for-30 reverse stock split effected on April 7, 2016.)

●	EZTD launched its new website, eztraderfc.com, as part of its overall marketing plan to align itself with leading football clubs and attract sports fans to its platform.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“U.S. GAAP”), the company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP financial measures”). Management uses non-GAAP financial measures in addition to U.S. GAAP financial measures to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful comparisons and analyses of trends in its business, as they exclude expenses and gains that are not reflective of the company’s ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the company’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our U.S. GAAP financial results and should only be used as a supplement to, and not as a substitute for, the company’s financial results presented in accordance with U.S. GAAP.

About EZTD

Launched in 2011, EZTD Inc. (F/K/A EZTRADER Inc.), www.eztd.info (United States) (EZTD) is one of the pioneers of secure and regulated online binary trading, and maintains its position as a leading, reputable and reliable operator of a proprietary business-to-consumer binary options platform. EZTD offers 24/7 trading on more than 120 assets including commodities, stocks, currency pairs and indices. Currently available in more than 11 languages, EZTD is growing rapidly and continues to seek exciting opportunities to further enhance its presence throughout Europe and Asia. EZTD’s advanced mobile app is one of the most user-friendly and secure trading apps and is available for both Android and iPhone. EZTrader.com is wholly-owned and operated by EZTD’s wholly-owned subsidiary, WGM Services Ltd., which operates throughout Europe. EZTD also operates in Japan through its wholly-owned subsidiary, EZInvest Securities Co. Ltd.

Safe Harbor Statement

This press release contains forward-looking statements. In some cases these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “anticipate, “expect,” “plan,” “may,” “will,” “should,” “potential,” or in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. For example, forward-looking statements are used in this press release when the company’s anticipated growth, when it discusses the reverse stock split being a key step in our uplisting to NASDAQ, when it discusses expanding into new international markets to generate additional revenues, or when the company discusses converting new users into regular customers due to the launch of its new website. These forward-looking statements and their implications are based on the current expectations of the management of EZTD only, and are subject to a number of factors and uncertainties, many of which are beyond the control of EZTD, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. EZTD undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting EZTD, reference is made to the heading "Risk Factors" in EZTD's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

-Financial Tables Follow-

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RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

U.S. dollars in thousands.

	Three months ended
	March 31, 2016	March 31, 2015
	Unaudited

Net loss	$(3,372)	$(1,252)
Add: Financial expenses, net	749	1,552
Add: Income taxes	-	-
Add: Depreciation and amortization	215	87
EBITDA	(2,408)	387
Add: Other (income) expense	799	-
Add: Stock based compensation	373	457
Adjusted EBITDA	(1,236)	844

●	The table above reconciles net income to EBITDA and Adjusted EBITDA. EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before other operating expenses related to the acquisition of a subsidiary in Japan, legal expenses, and expenses related to stock-based compensation. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to the Company and to an investor in evaluating the Company because they are widely used measures to evaluate a company’s operating performance.

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CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. Dollars (in thousands)

	March 31, 2016	December 31, 2015
	Unaudited	Audited
ASSETS

CURRENT ASSETS:
Cash & cash equivalents	2,275	-
Segregated client cash accounts	3,330	1,501
Restricted cash	59	42
Receivable from credit card companies	1,106	1,874
Other current assets	2,416	856
Total current assets	9,186	4,273

NON-CURRENT ASSETS:

Property and equipment, net	3,000	2,389
Intangible assets, net	370	380

Total non-current assets	3,370	2,769

Total assets	12,556	7,042

LIABILITIES AND EQUITY CURRENT LIABILITIES:
Short term loan	-	594
Obligation to customers	4,354	3,922
Financial liabilities	82	109
Convertible loans	5,653	4,943
Accounts payable	1,689	1,235
Accrued expenses and other accounts payable	2,814	1,909
Total current liabilities	14,592	12,712

LONG TERM LIABILITIES:
Accrued severance pay, net	199	230
Total liabilities	14,791	12,942

EQUITY (DEFICIENCY):
Common stock of $ 0.03 par value:
Authorized: 10,000,000 shares at March 31, 2016 and December 31, 2015; Issued and outstanding: 3,863,260 shares at March 31, 2016 and December 31, 2015	116	116
Prepayment on account of shares	6,631	-
Additional paid-in capital	35,281	34,875
Accumulated deficit	(44,263)	(40,891)

Equity (deficiency)	(2,235)	(5,900)
Total liabilities and equity	12,556	7,042

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CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

U.S. Dollars (in thousands, except share and per share data)

	Three months ended
	March 31, 2016	March 31, 2015
	Unaudited
Revenues	7,044	7,143
Operating expenses:
Sales and marketing	6,846	5,223
General and administrative	2,024	750
Research and development	424	413
Stock-based compensation	373	457
Total operating expenses	9,667	6,843
Operating income (loss)	(2,623)	300
Financial expenses, net	749	1,552
Net loss before taxes on income	3,372	1,252
Taxes on income	-	-
Net loss attributable to the Company	3,372	1,252
Total basic and diluted net loss per share	(0.87)	(0.40)
Weighted average number of common stock used in computing basic and diluted net loss per share	3,863,260	3,159,825

Contacts

Dian Griesel Int’l.
USA: 212-825-3210
Investor Relations:
Cheryl Schneider
or
Media:
Susan Forman

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